UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 22, 2007

HEI, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota	55386

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(952) 443-2500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

HEI, Inc.’s Board of Directors has reappointed Mark B. Thomas as the Company’s Chief Executive Officer and Chief Financial Officer. The reappointment is effective immediately. Mr. Thomas was also elected by the Board as a Class I Board member to fill a vacancy in the Board of Directors. The Company previously reported that Mr. Thomas would resign as the Company’s Chief Executive Officer and Chief Financial Officer effective May 31, 2007. Mr. Thomas’ compensation arrangement with the Company will remain the same as that in place prior to the notice of resignation. A copy of the press release issued May 22, 2007, announcing the reappointment of Mark B. Thomas as Chief Executive Officer and Chief Financial Officer and election to the Board of Directors, effective May 22, 2007 is furnished as Exhibit 99.1 to this report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
The following Exhibits shall be deemed furnished and not filed as a part of this Report:

Exhibit No.	Description of Exhibit

99.1	Press release issued May 22, 2007, announcing the reappointment of Mark B. Thomas as Chief Executive Officer and Chief Financial Officer and election to the Board of Directors, effective May 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: May 23, 2007	By	/s/ Mark B. Thomas
Mark B. Thomas
Its: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued May 22, 2007, announcing the reappointment of Mark B. Thomas as Chief Executive Officer and Chief Financial Officer and election to the Board of Directors, effective May 22, 2007.